UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2004

EQUITY OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-13115 (Commission File Number)	36-4151656 (IRS Employer Identification No.)

Two North Riverside Plaza Suite 2100, Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)

Registrant’s telephone number, including area code (312) 466-3300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06    Material Impairments.

     On September 14, 2004, Equity Office Properties Trust (“Equity Office”) announced that, after an in-depth review of its portfolio on an asset-by-asset basis completed on September 13, 2004, Equity Office is reducing its intended holding period for a collection of assets identified as non-core. Equity Office currently intends to sell these assets over the next five years, as market conditions warrant. This repositioning triggers a non-cash accounting impairment for 46 of the non-core buildings, or 2.8 million square feet, of approximately $229 million. The impairment charge will reduce net income from continuing operations and funds from operations in the third quarter 2004 and is made in accordance with SFAS No. 144, which addresses the accounting for the “Impairment or Disposal of Long-Lived Assets.”

     The impaired properties include two office buildings in each of the San Francisco, CA, and Dallas, TX, markets, and one in the Columbus, OH, market. Forty one of the 46 assets to which this change relates are R&D (research and development) buildings in Equity Office’s San Jose Region, which, although used as office space during the technology boom of the late 1990s, are not expected to be competitive and attractive to prospective office space users in the foreseeable future. The list of impaired properties is as follows:

			No. of	Square
Property	Market	Submarket	Bldgs	Footage
Cupertino Bus. Center	San Jose, CA	Cupertino	2	64,680
Meier Mountain View	San Jose, CA	Mountain View	8	270,448
Ravendale at Central	San Jose, CA	Mountain View	2	80,450
2727 Augustine	San Jose, CA	Santa Clara	1	84,000
Applied Materials I and II	San Jose, CA	Santa Clara	2	181,850
Meier Central South	San Jose, CA	Santa Clara	6	149,003
Meier Central North	San Jose, CA	Santa Clara	5	113,328
3001 Stender Way	San Jose, CA	Santa Clara	1	61,825
3045 Stender Way	San Jose, CA	Santa Clara	1	27,000
Meier Sunnyvale	San Jose, CA	Sunnyvale	1	22,400
Oak Creek I and II	San Jose, CA	Milpitas	2	70,943
Kato R&D (1)	San Jose, CA	Fremont	1	74,000
Borregas Ave	San Jose, CA	Sunnyvale	1	39,897
Creekside I and II	San Jose, CA	North San Jose	4	241,019
Aspect Telecommunications	San Jose, CA	North San Jose	1	76,806
3281 – 3285 Scott Boulevard	San Jose, CA	Santa Clara	1	48,000
1871 The Alameda	San Jose, CA	North San Jose	1	44,287
2290 North First Street	San Jose, CA	North San Jose	1	75,381

San Jose R&D Subtotal			41	1,725,317

Redwood Shores	San Francisco, CA	Redwood City / San Carlos	1	78,022
Sierra Point	San Francisco, CA	Brisbane / Daly City	1	99,150
One Crosswoods	Columbus, OH	Worthington	1	129,583
909 Lake Carolyn Parkway	Dallas, TX	Las Colinas	1	360,815
545 John Carpenter Freeway	Dallas, TX	Las Colinas	1	369,134

Other Assets Subtotal			5	1,036,704

All Assets Total			46	2,762,021

(1)	The Kato R&D building is included in Equity Office’s industrial portfolio.

     FFO is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), to be an appropriate measure of performance for an equity REIT, for the reasons, and subject to the qualifications, specified below. FFO is defined as net income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We believe that FFO is helpful to investors as one of several measures of the performance of an equity REIT. We further believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review FFO, along with GAAP net income when trying to understand an equity REIT’s operating performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

     Certain matters discussed in this Form 8-K may be forward-looking statements within the meaning of the federal securities laws. Although Equity Office believes the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of performance, and Equity Office can give no assurance that its expectations will be realized. Actual results may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Equity Office’s ability to control or predict. Among these risks and uncertainties are changes in general and local economic conditions; the extent, duration and strength of any economic recovery; the extent of any tenant bankruptcies and insolvencies; Equity Office’s ability to maintain occupancy and to timely lease or re-lease space at anticipated net effective rents, calculated after giving effect to any required tenant improvement and leasing costs as well as free rent; the amount of lease termination fees, if any; the cost and availability of debt and equity financing; Equity Office’s ability to dispose of certain of its assets from time to time on acceptable terms; the effect of any future impairment charges associated with asset dispositions or market conditions; Equity Office’s ability to realize anticipated cost savings and to otherwise create and realize economic benefits of scale; Equity Office’s ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in Equity Office’s filings with the SEC, including its 2003 Form 10-K and Form 8-K filed with the SEC on March 22, 2004. Equity Office assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY OFFICE PROPERTIES TRUST
Date: September 15, 2004	By:	/s/ Marsha C. Williams
Marsha C. Williams
Executive Vice President and Chief Financial Officer

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